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Exhibit 99.1

Global Technology Solutions

Dear Stockholder,

        I am pleased to report that the spin-off of Titan's remaining ownership interest in SureBeam Corporation, Titan's food irradiation business, is effective on August 5, 2002. The distribution of our SureBeam shares is the final step in providing our stockholders with a tax-free dividend and establishing SureBeam as an independent public company. SureBeam's common stock already trades on the Nasdaq National Market under the symbol SURE. This represents a milestone for Titan and our stockholders as it demonstrates the validity of our strategy for maximizing stockholder value.

        Holders of record of Titan common stock as of the close of business on July 26, 2002, the record date for the distribution, will receive .6986 shares of SureBeam common stock for every share of Titan common stock held.

        No action is required on your part to receive your SureBeam shares. You will not be required to pay anything for the new shares or to surrender any shares of Titan common stock.

        Titan has received a ruling from the Internal Revenue Service declaring, for U.S. Federal income tax purposes, that the distribution of SureBeam common stock is tax-free to Titan and to you to the extent that you receive SureBeam common stock.

        The enclosed information statement describes the distribution of SureBeam common stock, including how we determined the number of shares you will receive, how fractional interests will be treated and the U.S. Federal income tax consequences of the spin-off. It also contains summary information about SureBeam and contact information if you have any questions regarding the distribution.

Sincerely,

Gene Ray
Chief Executive Officer

3033 Science Park Road, San Diego, CA 92121 • Tel: 858.552.9500 • www.titan.com

INFORMATION STATEMENT

54,441,496 shares of SureBeam Common Stock

Spin-off of SureBeam Corporation through the distribution by

The Titan Corporation

of shares of SureBeam common stock to its common stockholders

        We are sending you this information statement because we are completing our spin-off of SureBeam Corporation, a majority owned subsidiary which we refer to as SureBeam.

        We are effecting the completion of this spin-off by distributing .6986 shares of SureBeam common stock as a dividend on each outstanding share of Titan common stock. We are distributing a total of 54,441,496 shares of SureBeam common stock we own. The distribution will be effective as of August 5, 2002, to holders of record of Titan common stock at 5:00 p.m. EDT on July 26, 2002.

        SureBeam was formed as a subsidiary of Titan in August 2000 when Titan separated its food irradiation business from its medical sterilization business. SureBeam's common stock began trading on the Nasdaq National Market following its initial public offering in March 2001.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the SureBeam common stock to be issued to you pursuant to this distribution or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this information statement is July 30, 2002.

INFORMATION ABOUT THE SUREBEAM SPIN-OFF

The Spin-Off

        On July 9, 2002, our board of directors approved the completion of our spin-off of SureBeam to the common stockholders of Titan and declared dividends on Titan common stock totaling the 54,441,496 shares of SureBeam common stock we own. As of July 26, 2002, SureBeam had a total of 66,922,487 shares of common stock outstanding.

        The distribution of SureBeam common stock will be made as of August 5, 2002 to the holders of record of Titan common stock as of 5:00 p.m. EDT on July 26, 2002, as further described below. You will not be required to pay cash or provide any other consideration or to surrender or exchange any shares of Titan common stock in order to receive the distribution of SureBeam common stock.

The Number of Shares You Will Receive

        The actual number of shares of SureBeam common stock that we will distribute to you for each share of Titan common stock that you own at 5:00 p.m. EDT on the July 26, 2002 record date will be calculated as follows:

SureBeam common stock

The total number of shares of SureBeam common stock to be distributed in the spin-off.

divided by

The total number of shares of Titan common stock outstanding at 5:00 p.m. EDT on July 26, 2002.

multiplied by

The total number of shares of Titan common stock that you own at 5:00 p.m. EDT on July 26, 2002.

        You will not receive any fractional shares of SureBeam common stock in connection with the distribution. Instead, the transfer agent will aggregate all fractional shares and sell them. You will receive a cash payment in an amount equal to your pro rata share of the total net proceeds of the sale if you would have otherwise received a fractional share.

Trading Between the Record Date and Distribution Date

        From July 29, 2002 through August 4, 2002, Titan common stock will trade in two markets on the New York Stock Exchange, a "regular way" market and a "when-issued" market. Shares of Titan common stock that trade on the regular way market will carry an entitlement to the SureBeam distribution. Shares of Titan common stock that trade on the when-issued market will trade without an entitlement to the SureBeam distribution. Therefore, you can chose to sell Titan stock during this period either with or without the entitlement to receive the SureBeam distribution.

        Also from July 29, 2002 through August 4, 2002, SureBeam common stock may trade in two markets on the Nasdaq National Market, a "regular way" market and a "when-issued" market. The regular way market will be the same market for shares of SureBeam common stock that currently exists. The when-issued market will be a market for shares of SureBeam common stock that will be distributed to our stockholders on the distribution date. If you hold Titan common stock at 5:00 p.m. EDT on the record date, then you can trade the SureBeam common stock that you will receive on the distribution date through the when-issued market.

When and How You Will Receive the Distribution of SureBeam Common Stock

        We will pay the SureBeam spin-off dividend by releasing our shares of SureBeam common stock to American Stock Transfer, our transfer agent. As of the distribution date, the transfer agent will cause the shares of SureBeam common stock to which you are entitled to be registered in your name or in the "street name" of your broker and will issue stock certificates, which will be mailed to registered holders in the ordinary course.

        Most of our stockholders hold Titan shares through a broker, bank or other nominee. In such cases, the nominee is the registered holder for your shares of Titan common stock and will be recorded as the registered holder of the shares of SureBeam common stock that you are entitled to receive. Your nominee should in turn electronically credit your account for these shares. If you have any questions in this regard, we encourage you to contact your nominee on the mechanics of having the SureBeam shares of common stock posted to your account.

U.S. Federal Income Tax Consequences

        Tax-Free Status of the Spin-off.    We have received a private letter ruling from the Internal Revenue Service, or the IRS, to the effect that our distribution of shares of the SureBeam common stock to our common stockholders will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code, or the Code. The ruling provides that for U.S. Federal income tax purposes:

  •
  our common stockholders will not recognize gain or loss on the receipt of shares of the SureBeam common stock in the spin-off; and

  •
  we will not recognize gain or loss as a result of the spin-off.

        Although the private letter ruling is generally binding on the IRS, the continuing validity of the ruling is subject to factual representations and assumptions. We are not aware of any facts or circumstances that would cause those representations or assumptions to be untrue.

        If the spin-off were not to qualify as a tax-free transaction, we would recognize taxable gain equal to the excess of the fair market value on the distribution date of the SureBeam common stock distributed in the spin-off over our tax basis in that stock. In addition, each common stockholder who receives shares of the SureBeam common stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the stock received.

        Even if the spin-off otherwise qualifies as a tax-free distribution for our common stockholders, it might be taxable to us under Section 355(e) of the Code if 50% or more of the stock of Titan or SureBeam is acquired as part of a plan or series of related transactions that include the spin-off. For this purpose, any acquisitions of the stock of Titan or SureBeam within two years before or after the spin-off are presumed to be part of such a plan, although we or SureBeam may be able to rebut that presumption. If such an acquisition of the stock of Titan or SureBeam triggers the application of Section 355(e), we would recognize taxable gain as described above but the spin-off would generally be tax-free to each of our common stockholders. Under the Tax Sharing and Disaffiliation Agreement between us and SureBeam, SureBeam would be required to indemnify us against that taxable gain if it were triggered by an action by SureBeam, such as the sale of SureBeam stock, and would be required to pay half of any taxable gain that was not caused by an action by Titan or SureBeam.

        Allocation of Tax Basis.    The tax basis in your shares of Titan common stock immediately prior to the distribution date will be allocated among your shares of SureBeam common stock and Titan common stock in proportion to their relative fair market values on that date. After the distribution date, your aggregate tax basis in your shares of SureBeam common stock and Titan common stock, including any fractional shares sold for cash as described below, will be the same as your tax basis in your shares of Titan common stock immediately prior to the distribution date.

        Holding Period.    The holding period of the shares of SureBeam common stock will include the holding period for your shares of Titan common stock with respect to which your distribution of those shares of SureBeam stock was made, provided that your shares of Titan common stock are held as a capital asset on the distribution date.

        Treatment of Fractional Shares.    If you receive cash in lieu of a fractional share of SureBeam common stock as part of the spin-off, the cash will be treated for U.S. Federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss equal to the difference between the cash you receive for the fractional share and your tax basis in that fractional share as described above under "Allocation of Tax Basis," provided the fractional share is considered to be held as a capital asset. The capital gain or loss will be long-term if your holding period for the Titan stock is more than one year, as calculated above under "Holding Period." The deductibility of capital losses is subject to limitations.

        Tax Return Statement.    U.S. Treasury regulations require you to attach a detailed statement to your U.S. Federal income tax return for the taxable year in which you receive shares of SureBeam common stock setting forth certain information regarding the distribution of the stock. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement.

        Subsequent Sale of Stock.    If you sell your shares of SureBeam common stock, you will recognize gain or loss on the sale equal to the difference between your sales proceeds and the tax basis allocated to the shares you sold, as described above under "Allocation of Tax Basis." The gain or loss will be a capital gain or loss if you held the shares as a capital asset. The capital gain or loss will be long-term if your holding period for the stock, including the period you held the Titan stock, is more than one year, as calculated above under "Holding Period." The deductibility of capital losses is subject to limitations.

        You should consult your tax adviser about the tax consequences of the spin-off to you, including the application of state, local and foreign tax laws and possible changes in tax law that could affect the tax consequences described above. Neither we nor the transfer agent can provide you with such advice.

INFORMATION ABOUT SUREBEAM CORPORATION

        SureBeam is a leading provider of systems and services for electronic irradiation of food. SureBeam was incorporated under Delaware law in August 2000 to facilitate the reorganization and separation of our food irradiation business from our medical sterilization business. In the reorganization, we contributed the assets, liabilities and operations of our food irradiation business to SureBeam and we extended to SureBeam up to $75 million in credit through a subordinated promissory note. SureBeam also exclusively licensed to us its patent and other intellectual property rights for use in medical sterilization on a perpetual, royalty-free basis. In addition, in anticipation of the initial public offering of common stock of SureBeam that was completed in March 2001, we and SureBeam entered into a number of agreements governing our ongoing relationships described in our and SureBeam's reports filed with the Securities and Exchange Commission.

        In October 2001, Titan's board of directors adopted a plan to spin-off our ownership interest in SureBeam in order to enable our management to focus on our core information technology and communications businesses, to eliminate the competition for resources between SureBeam and our other businesses and to execute on our monetization strategy. In connection with the adoption of the plan, Titan and SureBeam negotiated a number of new agreements to accomplish the complete separation of the businesses. These agreements and amended agreements include the following:

        •    License Agreement. We amended the License Agreement and purchased a world-wide, perpetual and exclusive, non-royalty bearing license to use SureBeam's intellectual property in all fields other than food, animal hides and flowers. The consideration for the license was a cash payment of $8 million, payable in installments, the exchange of the $75 million debt of SureBeam for additional shares of SureBeam common stock and the extension to SureBeam of a new $50 million senior secured credit facility.

        •    Exchange Agreements. We exchanged $75 million in debt of SureBeam for 3,416,150 shares of Class B common stock and 4,441,496 shares of Class A common stock pursuant to two exchange agreements that closed in December 2001 and February 2002.

        •    Credit Agreement. We have extended a $50 million senior secured revolving loan commitment to SureBeam that allows SureBeam to borrow up to $12.5 million in the second quarter of 2002, up to $17 million in the third quarter of 2002 and up to $12.5 million per quarter beginning in the fourth quarter of 2002 through the fourth quarter of 2003, subject to the $50 million limitation on borrowing. The amount available for borrowing in the second, third and fourth quarters of 2003 is based upon SureBeam's earnings before interest, taxes, depreciation and amortization (EBITDA) for the prior quarter as a percentage of the EBITDA target in its annual operating plan. If EBITDA is less than 25% of target EBITDA, then the amount available is $5 million, provided that no amounts are available unless SureBeam covenants during the current quarter to limit its total operating expenses (defined as research and development and selling, general and administrative expenses) to $5 million. If EBITDA is 25% of target, then the amount available is $6.25 million or 50% of the quarterly maximum and for each percentage of EBITDA above 25% of target, the percentage of the quarterly maximum above 50% will be increased pro rata. To the extent SureBeam does not fully borrow the maximum amount during any quarter of 2002, the unutilized amount can be borrowed in the subsequent quarters. As of June 30, 2002, SureBeam had borrowed $10 million on this facility and had $2.5 million in unutilized amounts.

        In addition, we have guaranteed some lease obligations of SureBeam, and SureBeam is obligated to reimburse us for any payments we make under these guarantees. Any guarantee payments we make reduces amounts available for future borrowing under the credit agreement. SureBeam will pay us a monthly fee of 10% of the guaranteed monthly payments. Some of the guaranteed leases have longer terms than the credit facility. If Titan remains a guarantor at the maturity date for the credit facility, then SureBeam will enter into a reimbursement agreement with Titan covering the outstanding guarantees.

        SureBeam is obligated to make quarterly principal payments on the credit facility as follows: 13.75% of the outstanding principal balance as of December 31, 2003 during each quarter in 2004; 25% of the outstanding principal balance as of December 31, 2004 during each quarter in 2005; and all remaining principal by December 31, 2005. In addition, with some exceptions, SureBeam is obligated to use net proceeds from the sale of assets and its securities to repay amounts advanced under this facility. Interest is payable monthly beginning in January 2003. The credit agreement contains affirmative and negative covenants, including covenants limiting SureBeam's incurrence of debt, capital expenditures, operating expenses, investments, declaration of dividends and other restricted payments, sale of stock of subsidiaries and consolidations and mergers. The credit agreement, however, does not contain any financial covenants requiring SureBeam to maintain specific financial ratios. The credit agreement is secured by a first priority lien on all of SureBeam's assets. We are required to collaterally assign our rights under this credit agreement and our security as well as the License Agreement to our senior lenders under our senior credit facility.

        •    Contract for Purchase and Sale of Equipment. We agreed to purchase all of our requirements for electron beam accelerators from SureBeam through December 31, 2003 and related integration services through December 31, 2002 unless SureBeam does not offer competitive pricing or cannot meet required delivery schedules. The equipment and services are priced at SureBeam's cost plus a 20% markup unless we agree to an alternative pricing arrangement for a purchase order. SureBeam has supplied equipment and services under this contract in connection with our contract with the U.S. Postal Service and in connection with our medical sterilization business.

        •    Tax Allocation Agreement and Tax Disaffiliation and Tax Sharing Agreement. We have agreed to pay SureBeam for any tax benefits we realized through our use of net operating losses generated by SureBeam while it was a member of our consolidated group for federal income tax purposes. Payment is due in the first year in which SureBeam could have used those losses to reduce its taxes and we do not know when such payment may become due. We and SureBeam also have allocated responsibility for the payment of taxes we each owe and agreed to reimburse the other party for the tax liabilities we assume. We also agree to be responsible for taxes imposed on the spin-off under Section 355(e) of the Code that result from our respective actions, including the sale of our respective equity securities. We have agreed to share equally any tax that is imposed for reasons other than an action by us or SureBeam.

        •    Employee Benefits Agreement. From and after the distribution, SureBeam employees will no longer participate in Titan benefits plans and SureBeam will offer replacement benefits. We and SureBeam have entered into an agreement that addresses transition issues and responsibility for employee claims arising following the distribution.

        •    Subleases. We have subleased to SureBeam approximately 70,522 square feet used for its service center in Sioux City, Iowa, as well as facilities in Dublin, California, Omaha, Nebraska and Saudi Arabia. Generally, SureBeam is paying us sublease payments equal to our monthly expense under these leases plus a 10% markup. SureBeam will continue to seek to have itself substituted as the direct lessee under each master lease so that the sublease can be terminated.

RISK FACTORS AND FORWARD LOOKING STATEMENTS

        The ownership of shares of SureBeam common stock received as a distribution is subject to risks and uncertainties that could materially and adversely affect the trading price of SureBeam common stock. Those risks and uncertainties are described in SureBeam's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

        All statements included in this information statement other than statements of historical fact regarding Titan or SureBeam are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "intends," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. Similarly statements that describe our or SureBeam's plans, strategies, intentions, expectations, objectives, goals or prospects are forward looking statements. These forward-looking statements are subject to risks and uncertainties, described in reports filed by Titan and by SureBeam with the Securities and Exchange Commission, that could cause actual results to differ materially from those expected as of the date of this information statement.

INFORMATION ABOUT SUREBEAM COMMON STOCK

SureBeam Common Stock

        SureBeam's authorized capital stock is 255,000,000 shares of capital stock, comprising 200,000,000 shares of Class A common stock, par value $.001 per share, 50,000,000 shares of Class B common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, $.001 par value per share. As of July 26, 2002, SureBeam has reported that approximately 6,992,487 shares of SureBeam Class A common stock were issued and outstanding, 50,000,000 shares of SureBeam Class B common stock were issued and outstanding and no shares of SureBeam preferred stock have been issued and are outstanding. We expect to convert all of the outstanding shares of Class B common stock into Class A common stock immediately prior to the spin off distribution. This conversion will result in all Class B common stock being retired and no longer being available for issuance. All references to common stock in this information statement refer to Class A common stock, which is the class of common stock traded on the Nasdaq National Market. Class A common stock has one vote per share.

Market for SureBeam Common Stock

        SureBeam common stock is listed for trading on the Nasdaq National Market, which we refer to as the Nasdaq, under the trading symbol "SURE." A public market was established for SureBeam common stock as a result of SureBeam's initial public offering in March 2001. The following table presents the reported high and low sales prices of the SureBeam common stock, as reported on the Nasdaq, for the fiscal quarters indicated. We urge you to obtain current quotations for SureBeam common stock.

	High	Low
First fiscal quarter ended March 31, 2002	$10.550	$5.450
Second fiscal quarter ended June 30, 2002	$6.820	$4.800
Third fiscal quarter through July 26, 2002	$4.200	$3.870

        We currently hold all outstanding shares of SureBeam Class B common stock, which has the same rights as Class A common stock except that it has ten votes for every share, and there is currently no established trading market for these shares. We intend to convert the Class B common into Class A common stock immediately prior to the distribution which will result in the Class B common stock being retired and no longer available for issuance.

SureBeam's Transfer Agent

        The transfer agent and registrar for SureBeam's common stock is American Stock Transfer & Trust Company. As of August 5, 2002, you may contact the transfer agent and registrar at the address set forth below or at its toll free number 1-800-937-5449. Stockholders outside the United States may contact the transfer agent and registrar by calling 1-718-921-8200 extension 6820. All correspondence should be sent to the following address:

    American Stock Transfer & Trust Company
    59 Maiden Lane
    New York, New York 10038

ADDITIONAL INFORMATION

        SureBeam and we are each subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Securities Exchange Act, and accordingly each company files annual, quarterly and current reports, proxy statements and other information with the SEC including financial statements. Members of the public may read and copy any materials SureBeam and we file with the SEC from the SEC's Public Reference Room at its principal office, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains materials we and SureBeam each file electronically with the SEC. SureBeam and we each maintain a website which offers additional information:

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  visit SureBeam's web site at www.surebeam.com; and

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  visit our website at www.titan.com.

        SureBeam has advised us that it has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about SureBeam, we urge you to read SureBeam's reports filed with the SEC.

QUESTIONS AND ANSWERS

Completion of spin-off of SureBeam Corporation through the distribution by

The Titan Corporation

of shares of SureBeam common stock to Titan common stockholders

1.    What will happen in the spin-off?

        In the spin-off, we will distribute to our common stockholders all of our interest in SureBeam comprising 54,441,496 shares of SureBeam Class A common stock. After the spin-off, SureBeam will be an independent company, and will no longer be a subsidiary of Titan.

2.    What will I receive in the spin-off?

        You will receive .6986 shares of SureBeam Class A common stock for each share of Titan common stock you own as of 5.00 p.m. EDT on the July 26, 2002, record date, except that you will not receive any fractional shares. Our transfer agent will aggregate all fractional share interests of SureBeam common stock and sell the shares. You will receive a check representing your pro rata share of the net proceeds received in such sales if you would have otherwise received a fractional share. Checks will be sent with the stock certificates on or about the distribution date.

3.    What do I have to do to receive my shares of SureBeam common stock?

        Nothing. Your shares of SureBeam common stock will be either credited to you or your account with your broker, bank or other nominee on or about the August 5, 2002, distribution date.

4.    When will I receive my shares of SureBeam common stock?

        If you are a registered holder of Titan common stock at 5:00 p.m. EDT on July 26, 2002, you will be mailed a stock certificate for the SureBeam stock distribution on or about August 5, 2002.

5.    What if I hold my shares of Titan common stock through my broker, bank or other nominee?

        If you hold your shares of Titan common stock through a broker, bank or other nominee, you are probably not a registered holder of Titan common stock and your receipt of SureBeam common stock depends on your arrangements with the nominee that holds your Titan shares. We anticipate that nominees generally will credit their customers' accounts with SureBeam common stock on or about the distribution date, but you should check with your nominee.

6.    What if I want to sell my shares of Titan common stock or my shares of SureBeam common stock?

        You should consult your own financial adviser, such as your broker, bank or tax advisor. We do not make recommendations on the purchase, retention or sale of shares of Titan common stock or shares of SureBeam common stock. If you do decide to sell your shares, you should make sure your broker or bank understands whether you want to sell your shares of Titan common stock, your shares of SureBeam common stock or a combination thereof. The information statement which accompanies these questions and answers provides information concerning the trading of Titan common stock and SureBeam common stock which may be helpful in discussions with your broker or bank.

7.    How does the distribution affect the number of shares of Titan common stock I currently hold?

        The distribution itself has no effect on the number of shares of Titan common stock currently held by you. We and SureBeam are separate companies and, other than the distribution, Titan common stock and SureBeam common stock are not related.

8.    How will the spin-off affect the market price of my shares of Titan common stock?

        When the distribution occurs, the New York Stock Exchange will adjust the price of Titan common stock to reflect the value of the SureBeam stock distributed by Titan. We cannot predict what impact the spin-off will have on the market price of Titan or SureBeam stock.

9.    How much is a share of SureBeam common stock worth?

        SureBeam common stock is listed for trading on the Nasdaq under the trading symbol "SURE". Since the initial public offering of SureBeam common stock on March 15, 2001, at a price of $10.00 per share, through July 29, 2002 (the last full day of trading prior to the printing of these Questions and Answers), the SureBeam common stock had traded on the Nasdaq at prices ranging from $19.450 to $3.350 per share. The closing price of SureBeam common stock on July 29, 2002, was $3.990 per share.

        You are urged to obtain current quotations for the SureBeam common stock.

10.    What are the U.S. Federal income tax consequences of the distribution to me as a Titan common stockholder?

        Based on the private letter ruling we have received from the Internal Revenue Service, you will not recognize any gain or loss on the receipt of shares of SureBeam common stock in the spin-off except to the extent you receive cash in lieu of fractional shares of SureBeam common stock. Following the distribution date, additional information will be made available to you concerning the tax treatment of cash received in lieu of fractional shares, the calculation of the new tax basis in your shares of Titan common stock and SureBeam common stock, and certain statements that you are required to attach to your U.S. Federal income tax return. You should consult your own tax adviser regarding the effect of the spin-off in your particular situation.

11.    Are the shares of SureBeam common stock freely tradable?

        Generally yes. However, any person or entity who is deemed to be an "affiliate" of SureBeam is subject to certain restrictions on trading SureBeam common stock, including the requirements of Rule 144 under the Securities Act of 1933, as amended.

12.    Who should I call for more information on the spin-off?

        Registered holders, banks, brokers and nominees may contact American Stock Transfer toll-free at 1-800-937-5449(Domestic) or 1-718-921-8200 extension 6820 (International) or by email to info@amstock.com.

QuickLinks

INFORMATION ABOUT THE SUREBEAM SPIN-OFF
INFORMATION ABOUT SUREBEAM CORPORATION
RISK FACTORS AND FORWARD LOOKING STATEMENTS
INFORMATION ABOUT SUREBEAM COMMON STOCK
ADDITIONAL INFORMATION